SECURED NOTE

(24 Month Term / Interest-Only Payments / Balloon Payment)

$3,000,000.00

Date: 12/15/2022
Sacramento, California
(city)

Property Address: **2818 E. 2nd Street, Vancouver, WA 98661** ***(the "Property")***

FOR VALUE RECEIVED, the undersigned, **VH 2nd Street Office, LLC, a Delaware limited liability company** ("Borrower"), whose address is **3535 Factoria Blvd SE, Suite 500, Bellevue, WA 98006**, hereby promises to pay to **Socotra REIT I LLC, a Delaware Limited Liability Company (CFL #60DBO108173)**, or order ("Lender"), whose address is 2208 29th Street, Suite 100, Sacramento, California 95817, the principal sum of **Three Million and 00/100 Dollars ($3,000,000.00)**, together with interest on the unpaid principal balance of this Note, as follows:

1. <u>Interest.</u> Interest on the unpaid principal balance will accrue from the date the proceeds have been distributed to or on behalf of the Borrower (the "Date of Advance") at an annual rate equal to **Ten and 99/100 percent (10.99%)**. Borrower's interest rate may change pursuant to Section 2.5 and/or Section 2.10 and/or Section 6 of this Note. Interest on this Note is computed on a 30/360 simple interest basis; that is, with the exception of odd days before the first full payment cycle, monthly interest is calculated by applying the ratio of the interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by a month of 30 days. Interest for the odd days before the first full month and any partial month in which the loan is repaid in full is calculated on the basis of the actual days and a 360-day year and shall include the day of payoff. All interest payable under this Note is computed using this method.

2. <u>Payment of Principal and Interest.</u>

2.1 <u>Payments.</u> Interest-only payments shall be due and payable in consecutive monthly installments of **Twenty Seven Thousand Four Hundred Seventy Five and 00/100 Dollars ($27,475.00)** on the 1st day of each month beginning on **02/01/2023**. Such payments shall continue until the entire indebtedness evidenced by this Note and all accrued and unpaid interest and fees are fully paid, with any unpaid principal and interest due and payable on **01/01/2025** (the "Maturity Date").

Payments due under the Note shall be made in U.S. currency. However, if any check or other instrument received by Lender as payment under the Note or the Security Instrument (as that term is defined in Section 12 of this Note) is returned to Lender unpaid, Lender may require that any or all subsequent payments due under this Note and the Security Instrument be made in one or more of the following forms, as selected by Lender: (a) cash; (b) money order; (c) certified check, bank check, treasurer's check or cashier's check, provided any such check is drawn upon an institution whose deposits are insured by a federal agency, instrumentality, or entity; or (d) Electronic Funds Transfer.

2.2 <u>Balloon Payment.</u> The payment schedule contained in this loan requires that Borrower make a balloon payment on the Maturity Date. This balloon payment is more than double the amount of the regular payments.

2.3 <u>Order of Application of Payments.</u> Each payment under this Note shall be credited in the following order: (a) costs, fees, charges, and advances paid or incurred by Lender or payable to Lender and interest under any provision of this Note or the Deed of Trust, in such order as Lender, in its sole and absolute discretion, elects, (b) interest payable under the Note, and (c) principal under the Note.

2.4 <u>Delivery of Payments.</u> Payments due under this Note shall be made to Lender by electronic funds transfer by automated clearing house payments ("ACH Payments"). Borrower shall at all times maintain a valid account to be used for ACH Payments and shall ensure sufficient funds in the account to cover the amount of each payment or debit entry. Borrower's failure to maintain a valid account to be used for ACH Payments or failure to deposit and/or maintain sufficient funds in the account for each debit entry, shall be a Default under paragraph 4 of this Note. Lender reserves the right, in its sole and absolute discretion, to require payment in any other manner.

2.5 **<u>REMOVED.</u>**
2.6 **<u>REMOVED.</u>**
2.7 **<u>REMOVED.</u>**

2.8 Collateral Reserve. Out of the Loan proceeds, Lender will hold in reserve an amount equal to **Thirty Thousand and 00/100 Dollars ($30,000.00)** as a collateral reserve account (the "Collateral Reserve"). Lender will deposit the Collateral Reserve into a non-interest bearing account, and in its sole and absolute discretion, may use the Collateral Reserve to pay for interest payments, maintaining and improving the property, including any and all deferred maintenance required on the property, taxes, insurance premiums, supplies, and all other costs in which the Lender may need to protect and secure its security interest in the property. Borrower agrees that Lender shall have sole and absolute right and discretion to determine the application of funds held in the Collateral Reserve. Borrower acknowledges and agrees that the amounts held in reserve under this paragraph are part of the Loan principal, and bear interest.

2.9 **REMOVED**.

2.10 **Discretionary Right to Extension.** Lender shall have the discretionary right to extend the Maturity Date of the Note in six (6) month increments, without the prior notification to or consent of Borrower.

2.10.1 **Extension Fee.** If Lender exercises its discretionary right to extend the Maturity Date of the Note, Borrower shall pay a brokerage fee of two percent (2%) of the outstanding principal balance as an extension fee ("Extension Fee"). A separate Extension Fee will be charged for each six (6) month extension of the Maturity Date, at Lender's discretion. Each separate Extension Fee shall bear interest at the contracted rate provided in this Note, unless each such fee is paid in full by Borrower within fourteen (14) days of the date of the notice described in Section 2.10.2.

2.10.2 **Notice of Extension of Maturity Date.** Lender shall provide Borrower with notice of the extension within ten (10) days after the Maturity Date.

2.10.3 **Adjustable Interest Rate and Payment Changes.** Upon Lender exercising its discretionary right to extend the Maturity Date of the Note, the interest rate on the unpaid principal balance, which shall include the Extension Fee, shall change from a fixed rate of interest to an adjustable rate of interest that may change on the first day every month thereafter based on the most recent Index figure as referenced below is as follows:

i. Change Dates. The date on which Borrower's initial fixed interest rate changes to an adjustable interest rate, and each date on which Borrower's adjustable interest rate could change is called a "Change Date."

ii. **The Index.** At each Change Date, Borrower's interest rate will be based on an Index. The "Index" is the Prime Rate as published in the *Wall Street Journal*. The most recent Index figure available as of the date of the first day of the month preceding each Change Date is called the "Current Index." If the Index is no longer available, Lender will choose a new index that is based upon comparable information. Lender will give Borrower notice of this choice.

iii. **Calculation of Change.** Before the Change Date, Lender will calculate Borrower's new interest rate by adding **Five and 99/100 percentage points (5.99%)** ("Margin") to the Current Index. Lender will then round the result of this addition to the next higher one-quarter of one percentage point (0.25%). Subject to the Floor Rate stated in Section 2.10.3(iv) below, this rounded amount will be Borrower's new interest rate until the Maturity Date.

Lender will then determine the amount of the monthly payment that would be sufficient to repay the unpaid principal that Borrower is expected to owe at the Change Date in full on the Maturity Date at Borrower's new interest rate in substantially equal payments. The result of this calculation will be the new amount of Borrower's monthly payment (only applicable if an amortized loan).

iv. Limits on Interest Rate Change. The interest rate Borrower is required to pay at the first Change Date will not be greater than **12.99%** or less than **10.99%**. Thereafter, Borrower's adjustable interest rate will never be increased or decreased on any single Change Date by more than two percentage points from the rate of interest Borrower has been paying for the preceding month. Borrower's interest rate will never be greater than **20.99%** (the "Maximum Rate"), nor less than **10.99%** (the "Floor Rate") except as provided in Section 6 herein (Interest on Default).

v. **Effective Date of Change.** Borrower's new interest rate will become effective on the Change Date. Borrower will pay the amount of his, her or their new monthly payment beginning on the first monthly payment date after the Change Date.

vi. Notice of Change. Lender will deliver or mail to me a notice of any change in Borrower's interest rate and the amount of Borrower's monthly payment before the effective date of any change. The notice will include information required by law to be given to Borrower and also the title and telephone number of a person who will answer any question Borrower may have regarding the notice.

3. **Late Charge.** Borrower acknowledges that default in the payment of any sum due under this Note will result in losses and additional expenses to Lender in servicing the indebtedness evidenced by this Note, handling such delinquent payments, and meeting its other financial obligations. Borrower further acknowledges that the extent of such loss and additional expenses is extremely difficult and impractical to ascertain. Borrower acknowledges and agrees that, if any payment due under this Note is not received by Lender within ten (10) days when due, a charge of 10 cents ($0.10) for each dollar ($1.00) that is not paid when due would be a reasonable estimate of expenses so incurred (the "Late Charge"). Without prejudicing or affecting any other rights or remedies of Lender, Borrower shall pay the Late Charge to Lender as liquidated damages to cover expenses incurred in handling such delinquent payment.

4. **Default.** On (a) Borrower's failure to pay any installment or other sum due under this Note when due and payable (whether by extension, acceleration, or otherwise), (b) an Event of Default (as defined in the Loan Agreement), or (c) any breach of any other promise or obligation in this Note or in any other instrument now or hereafter securing the indebtedness evidenced by this Note, then, and in any such event, Lender may, at its option, declare this Note (including, without limitation, all accrued interest) due and payable immediately regardless of the Maturity Date. Borrower expressly waives notice of the exercise of this option.

5. **Prepayment.**

5.1 **REMOVED.**

5.2 **Ability to Pay Prepayment.** Borrower shall have no right to prepay and Lender shall have no duty to accept full or partial prepayment of this Note without Borrower giving Lender thirty (30) days prior written notice of his, her or its intention to prepay this Note. Said notice shall include the amount Borrower intends to repay. Borrower shall pay Lender the principal due under this Note together with (a) any prepayment premium contemplated in paragraph 5.1 of this Note and (b) any accrued but yet unpaid interest and fees.

5.3 **Prepayment Waivers.** BORROWER ACKNOWLEDGES AND AGREES THAT BORROWER HAS NO RIGHT TO PREPAY THIS PROMISSORY NOTE EXCEPT AS PROVIDED IN THIS PARAGRAPH 5. BORROWER FURTHER ACKNOWLEDGES AND AGREES THAT IF THE MATURITY DATE IS ACCELERATED BY LENDER PURSUANT TO PARAGRAPH 4 OR 8, AND BORROWER OR ANY THIRD PERSON (INCLUDING, WITHOUT LIMITATION, A JUNIOR LIEN LENDER OF THE PROPERTY) THEREAFTER SEEKS TO PAY OFF SUCH ACCELERATED INDEBTEDNESS OR PURCHASE THE PROPERTY AT A FORECLOSURE SALE (WHETHER JUDICIAL OR NON-JUDICIAL), SUCH PAYOFF OR PURCHASE SHALL CONSTITUTE A PREPAYMENT HEREUNDER AND THE PREPAYMENT PREMIUM SET FORTH ABOVE SHALL BE DUE IN THE EVENT PREPAYMENT OCCURS. BY INITIALING BELOW, BORROWER SPECIFICALLY ACKNOWLEDGES AND AGREES THAT BORROWER SHALL PAY THE PREPAYMENT PREMIUM, EVEN IN THE CASE WHERE LENDER HAS ACCELERATED THE MATURITY DATE PURSUANT TO PARAGRAPH 4 OR PARAGRAPH 8; THAT THE CALCULATION OF THE PREPAYMENT PREMIUM IS FAIR AND REASONABLE TO COMPENSATE LENDER FOR THE LOSS WHICH LENDER MAY INCUR AS A RESULT OF PREPAYMENT OF THIS PROMISSORY NOTE; THAT BORROWER WAIVES ANY RIGHT BORROWER MAY HAVE OR CLAIM TO HAVE UNDER ANY STATUTE THAT MAY PREVENT THE COLLECTION OF A PREPAYMENT AS A RESULT OF THE LENDER'S INVOCATION OF AN ACCELLERATION PROVISION; AND THAT LENDER HAS MADE THE LOAN EVIDENCED BY THIS SECURED NOTE IN RELIANCE ON THE AGREEMENTS AND WAIVERS OF BORROWER IN THIS PARAGRAPH 5 AND LENDER WOULD NOT HAVE MADE THE LOAN WITHOUT SUCH AGREEMENTS AND WAIVERS.

BORROWER'S INITIALS: ____

6. **Interest on Default.** If Borrower is in default under the Loan Documents, then at the sole and absolute discretion of Lender, the entire unpaid principal balance shall automatically bear an annual interest rate equal to the lesser of (a) Twenty-Five and 00/100 Percent (25%) (b) the maximum interest rate allowed by law (the "Default Rate"). If the Maturity Date is accelerated, the unpaid principal shall accrue interest at the Default Rate only until the default is cured and the Security Instrument is reinstated. Borrower acknowledges and agrees that it would be extremely difficult or impractical to fix the actual damages resulting from Borrower's failure to pay the principal, accrued interest and other sums due on the Maturity Date, and therefore Borrower shall pay interest at the Default Rate not as a penalty, but for purposes of defraying the expenses incident to handling the past due principal, accrued interest and other sums due under this Note. Interest at the Default Rate represents the reasonable estimate of the loss that may be sustained by Lender due to the failure of Borrower to pay the principal, accrued interest and other sums due on the Maturity Date. Interest at the Default Rate shall be payable by Borrower without prejudice to the

rights of Lender to collect any other amounts to be paid under this Note (including, without limitation, late charges), the Loan Agreement, or the Security Instrument.

7. Interest on Interest. If any interest payment under this Note is not paid when due, the unpaid interest shall be added to the principal of this Note, shall become and be treated as principal, and shall thereafter bear like interest.

8. Due-on-Sale. If Borrower sells, contracts to sell, gives an option to purchase, conveys, leases with an option to purchase, encumbers (including, but not limited to PACE/HERO loans, any loans where payments are collected through property tax assessments, and super-voluntary liens which are deemed to have priority over the lien of the Security Instrument), or alienates the Property, or any interest in it, or suffers its title to, or any interest in, the Property to be divested, whether voluntarily or involuntarily; or if there is a sale or transfer of beneficial interests in Borrower; or if Borrower changes or permits to be changed the character or use of the Property, or drills or extracts or enters into any lease for the drilling or extracting of oil, gas, or other hydrocarbon substances or any mineral of any kind or character on the Property; or if title to such Property becomes subject to any lien or charge, voluntary or involuntary, contractual or statutory, without Lender's prior written consent, then Lender, at Lender's option, may, without prior notice, declare all sums secured by the Security Instrument, regardless of their stated due date(s), immediately due and payable and may exercise all rights and remedies in the Loan Documents.

9. Attorney Fees. Borrower agrees to pay the following costs, expenses, and attorney fees (as "attorney fees" are defined in section 1.1 of the Deed of Trust) paid or incurred by Lender, or adjudged by a court: (a) reasonable costs of collection and costs, expenses, and attorney fees paid or incurred in connection with the collection or enforcement of this Note, whether or not suit is filed; (b) reasonable costs, expenses, and attorney fees paid or incurred in connection with representing Lender in any bankruptcy, reorganization, receivership, or other proceedings affecting creditors' rights and involving a claim under this Note; (c) reasonable costs, expenses, and attorney fees incurred to protect the lien of the Deed of Trust; and (d) costs of suit and such sum as the court may adjudge as attorney fees in any action to enforce payment of this Note or any part of it.

10. Waiver. Borrower, endorsers, and all other persons liable or to become liable on this Note waive diligence, presentment, protest and demand, and also notice of protest, demand, nonpayment, dishonor and maturity and consents to any extension of the time or terms of payment hereof, any and all renewals or extensions of the terms hereof, any release of all or any part of the security given for this Note, any acceptance of additional security of any kind and any release of any party liable under this Note. Any such renewals or extensions may be made without notice to Borrower.

11. Notice. Any notice required to be provided in this Note shall be given in writing and shall be sent (a) for personal delivery by a delivery service that provides a record of the date of delivery, the individual to whom delivery was made, and the address where delivery was made; (b) by first-class certified United States mail, postage prepaid, return receipt requested; or (c) by a nationally recognized overnight courier service, marked for next day business delivery. All notices shall be addressed to the party to whom such notice is to be given at the following addresses:

Lender:	Socotra REIT I LLC c/o Socotra Capital, 2208 29th Street, Suite 100, Sacramento, CA 95817
Borrower:	VH 2nd Street Office, LLC 3535 Factoria Blvd SE, Suite 500 Bellevue, WA 98006

or to such other address as a party may designate by written notice to the other. All notices shall be deemed effective on the earliest of (a) actual receipt; (b) rejection of delivery; (c) if sent by certified mail, the third day on which regular United States mail delivery service is provided after the day of mailing or, if sent by overnight delivery service, on the next day on which such service makes next-business-day deliveries after the day of sending.

12. Secured by Deed of Trust. This Note is secured by, among other things, that certain Deed of Trust, Assignment of Leases and Rents, Fixture Filing, and Security Agreement (the "Deed of Trust" or "Security Instrument") of even date herewith made by Borrower, as trustor, for the benefit of Lender, as beneficiary.

13. Forbearance Not a Waiver. If Lender delays in exercising or fails to exercise any of its rights under this Note, that delay or failure shall not constitute a waiver of any Lender rights or of any breach, default, or failure of

condition under this Note. No waiver by Lender of any of its rights or of any such breach, default, or failure of condition shall be effective, unless the waiver is expressly stated in a writing signed by Lender.

14. **Assignment**. This Note inures to and binds the heirs, legal representatives, successors, and assigns of Borrower and Lender; provided, however, that Borrower may not assign this Note or any proceeds of it, or assign or delegate any of its rights or obligations, without Lender's prior written consent in each instance. Lender in its sole discretion may transfer this Note, and may sell or assign participations or other interests in all or any part of this Note, all without notice to or the consent of Borrower.

15. Usury. All agreements between Borrower and Lender are expressly limited, so that in no event or contingency, whether because of the advancement of the proceeds of this Note, acceleration of maturity of the unpaid principal balance, or otherwise, shall the amount paid or agreed to be paid to Lender for the use, forbearance, or retention of the money to be advanced under this Note exceed the highest lawful rate permissible under applicable usury laws. If, under any circumstances, fulfillment of any provision of this Note, or the Loan Documents, after timely performance of such provision is due, shall involve exceeding the limit of validity prescribed by law that a court of competent jurisdiction deems applicable, then, ipso facto, the obligations to be fulfilled shall be reduced to the limit of such validity. If, under any circumstances, Lender shall ever receive as interest an amount that exceeds the highest lawful rate, the amount that would be excessive interest shall be applied to reduce the unpaid principal balance under this Note and not to pay interest, or, if such excessive interest exceeds the unpaid principal balance under this Note, such excess shall be refunded to Borrower. This provision shall control every other provision of all agreements between Borrower and Lender.

16. **Capitalized Terms**. Capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Loan Documents (as defined in the Loan Agreement).

17. **Loan Agreement**. This Note is also secured by and is subject to the provisions of that certain Loan and Security Agreement of even date herewith (the "Loan Agreement") between Borrower and Lender, and all Collateral referenced and incorporated in the Loan Agreement. As specifically provided in the Loan Agreement, if Borrower defaults under this Note, Lender has the right and option to foreclose against any Collateral provided under the Loan Agreement.

18. **Time Is of the Essence**. Time is of the essence with respect to all obligations of Borrower under this Note.

19. **Cross-Default**. Any default under the terms of any loan agreement, promissory note, deed of trust, mortgage, lease, conditional sale contract or other agreement, document or instrument evidencing, governing or securing any indebtedness owing by Borrower or any Affiliate of Borrower to Lender or any Affiliate of Lender; shall, at Lender's option, constitute a default under this Note. The following definitions shall apply to this Section:

> "**Affiliate**" means, with respect to any Person, any other Person that is directly or indirectly Controlling, Controlled by or under common Control with, such Person.
>
> "**Control**" and derivative terms means the possession, directly or indirectly, and acting either alone or together with others, of the power or authority to direct or cause the direction of the management, material policies, material business decisions or the affairs of a Person, whether through the ownership of equity securities or interests, by contract or other means.
>
> "**Person**" means any natural person, business, corporation, company, and or association, limited liability company, partnership, limited partnership, limited liability partnership, joint venture, business enterprise, trust, government authority or other legal entity.

BORROWER'S INITIALS: ______

20. **Dispute Resolution; Waiver of Right to Jury Trial.**

20.1 **ARBITRATION**. CONCURRENTLY HEREWITH, BORROWER AND ANY GUARANTOR SHALL EXECUTE THAT CERTAIN ARBITRATION AGREEMENT WHEREBY BORROWER, ANY GUARANTOR, AND LENDER AGREE TO ARBITRATE ANY DISPUTES TO RESOLVE ANY CLAIMS (AS DEFINED IN THE ARBITRATION AGREEMENT).

20.2 **WAIVER OF RIGHT TO JURY TRIAL**. TO THE EXTENT PERMITTED BY SAID APPLICABLE LAW, BORROWER, ANY GUARANTOR, AND LENDER AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED ON, OR ARISING FROM, THIS NOTE THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE

SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. BORROWER AND, BY ITS ACCEPTANCE OF BENEFITS OF THIS NOTE., LENDER EACH (A) ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR BORROWER AND LENDER TO ENTER INTO A BUSINESS RELATIONSHIP, THAT BORROWER AND LENDER HAVE ALREADY RELIED ON THIS WAIVER BY ENTERING INTO THIS NOTE OR ACCEPTING ITS BENEFITS, AS THE CASE MAY BE, AND THAT EACH SHALL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS, AND (B) FURTHER WARRANTS AND REPRESENTS THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS NOTE.

BORROWER'S INITIALS: ___

21. **Representation on Use of Proceeds.** Borrower represents and warrants to Lender that the proceeds of this Note will be used solely for business, commercial investment, or similar purposes, and that no portion of it will be used for personal, family, or household purposes.

22. **Assignment.** Holder may, at its sole option, assign this Promissory Note and/or designate any other person or entity as the holder hereof.

23. **No Modifications or Amendments; No Waiver.** Except as specified herein, this Promissory Note may not be amended, modified or changed, nor shall any waiver of the provisions hereof be effective, except only by an instrument in writing signed by the party against whom enforcement of any waiver, amendment, change, modification or discharge is sought. Additionally, a waiver of any provision in one event shall not be construed as a waiver of any other provision at any time, as a continuing waiver, or as a waiver of such provision on a subsequent event.

24. **Severability.** Any provision of this Promissory Note which shall be held by a court of competent jurisdiction to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision or term hereof, and such other provisions or terms shall remain in full force and effect.

25. **Successors and Assigns.** Whenever used herein, the terms "Lender" and "Borrower" shall be deemed to include their respective heirs, personal representatives, successors and assigns.

26. **Cooperation.** Borrower acknowledges that Lender and its successors and assigns may (a) sell, transfer, or assign the Deed of Trust, this Note, and other Loan Documents to one or more investors as a whole loan, in a rated or unrated public offering or private placement; (b) participate the Loan secured by the Deed of Trust to one or more investors in a rated or unrated public offering or private placement; (c) deposit the Deed of Trust, this Note, and other Loan Documents with a trust, which trust may sell certificates to investors evidencing an ownership interest in the trust assets in a rated or unrated public offering or private placement; or (d) otherwise sell the Loan or interest therein to investors in a rated or unrated public offering or private placement. (The transactions referred to in clauses (a)-(d) are hereinafter referred to as "Secondary Market Transactions.") Borrower shall, at Lender's expense, cooperate in good faith with Lender in effecting any such Secondary Market Transaction and shall cooperate in good faith to implement all requirements reasonably imposed by the participants involved in any Secondary Market Transaction (including, without limitation, a Rating Agency and/or an institutional purchaser, participant, or investor) including, without limitation, all structural or other changes to the Loan, modifications to any documents evidencing or securing the Loan, delivery of opinions of counsel acceptable to the Rating Agency or such other purchasers, participants or investors, and addressing such matters as the Rating Agency or such other purchasers, participants, or investors may require; provided, however, that the Borrower shall not be required to modify any documents evidencing or securing the Loan that would modify (i) the interest rate payable under this Note, (ii) the stated maturity of this Note, (iii) the amortization of principal of this Note, or (iv) any other material terms or covenants of the Loan. Borrower shall provide such information and documents relating to Borrower, the Property, the Leases, and any lessees as Lender or the Rating Agency or such other purchasers, participants, or investors may reasonably request in connection with a Secondary Market Transaction. Lender shall have the right to provide to the Rating Agency or prospective purchasers, participants, or investors any information in its possession including, without limitation, financial statements relating to Borrower, the Property, and any lessee. Borrower acknowledges that certain information regarding the Loan and the parties thereto and the Property may be included in a private placement memorandum, prospectus, or other disclosure documents.

27. <u>Obligations of Borrower Joint and Several</u>. If more than one Person or entity is named as Borrower, each obligation of Borrower under this Note shall be the joint and several obligations of each individual such Person or entity. Any percentages that appear in the identification of the Borrower shall have no effect on the obligations under this Note, and each individual Person or entity named as Borrower shall be jointly and severally responsible for one-hundred percent (100%) of the obligations under this Note.

THIS AGREEMENT MAY BE EXECUTED IN COUNTER-PARTS

BORROWER:
VH 2nd Street Office, LLC, a Delaware limited liability company
By: iCap Vault Management, LLC, a Delaware limited liability company
Its: Manager

By: iCap Enterprises, Inc., a Washington corporation
Its: Manager

____
By: Christopher Christensen
Its: President